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Exhibit (a)(1)(C)

        Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock
(including the associated preferred share purchase rights)

of

BEI Technologies, Inc.

Pursuant to the Offer to Purchase, dated August 3, 2005,

by

Beacon Purchaser Corporation,

an indirect wholly owned subsidiary of

Schneider Electric SA

(Not to be used for signature guarantees)

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, AUGUST 30, 2005, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") by the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038
Facsimile Transmission for Eligible Institutions: (718) 234 5001	For Confirmation by Telephone: (877) 248 6417

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with a book-entry transfer and certificates for Shares, or a book-entry transfer thereof, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE FOLLOWING PAGES MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Beacon Purchaser Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Schneider Electric SA, a societé anonyme organized under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 3, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share (including the associated Company Rights, as defined in the Offer to Purchase, the "Shares"), of BEI Technologies, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

  PLEASE SIGN AND COMPLETE

  Signature(s) of Registered Holder(s) or Authorized Signatory:

  Name(s) of Registered Holder(s):

  Number of Shares Tendered:

  Certificate No.(s) of Shares (if available):

  Date:

  Address:

  Area Code and Telephone No.:

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GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other Eligible Institution, guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three NASDAQ Stock Market trading days after the date hereof.

Name of Firm:	Authorized Signature:
Street Address:	Name:
City, State, and ZIP code:	Title:
Telephone number (with area code):	Date:

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)